UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 29, 2014
(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 29, 2014, Midway Gold Corp. (the “Company”) filed a material change report (the “Material Change Report”) with the Canadian securities regulators summarizing the Company’s announcement of a resource increase at the Company’s Gold Rock project located approximately 10.5 kilometers from the Company’s Pan project in White Pine County, Nevada.  In addition, the Company has received an updated NI 43-101 resource estimate for Gold Rock to include results from its 2012-2013 drill program. The updated resource estimate is effective as of May 27, 2014 and was prepared by Global Resource Engineering. The drilling has resulted in a 65% increase in measured & indicated resources, as well as a 62% increase in inferred resources.  A copy of the Material Change Report is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits.

Exhibit	Description
99.1*	Material Change Report

* The foregoing exhibit is hereby incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-184475), filed with the SEC on October 17, 2012 and declared effective on November 14, 2012, pursuant to the United States Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: May 29, 2014	By:	/s/ Bradley J. Blacketor
Bradley J. Blacketor Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1*	Material Change Report

* The foregoing exhibit is hereby incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-184475), filed with the SEC on October 17, 2012 and declared effective on November 14, 2012, pursuant to the United States Securities Act of 1933, as amended.